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                                                     Exhibit 99.B-(d)(1)(A)(iii)
DIRECTED SERVICES, INC.
1475 Dunwoody Drive, West Chester, PA 19380

April 29, 2005

ING Investors Trust
7337 E. Doubletree Ranch Rd.
Scottsdale, AZ 85258

Ladies and Gentlemen:

          Pursuant to the Portfolio Management Agreements dated (1) April 29, 2005, among J.P. Morgan Investment Management Inc., ING Investors Trust and Directed Services, Inc., (2) May 1, 2003, as amended among UBS Global Asset Management (Americas) Inc., ING Investors Trust and Directed Services, Inc., (3) May 1, 2002, as amended among Fund Asset Management, L.P., ING Investors Trust and Directed Services, Inc., and (4) January 28, 2000, as amended among Capital Guardian Trust Company, ING Investors Trust and Directed Services, Inc., (collectively the "Portfolio Management Agreements") the portfolio management fees for ING Capital Guardian U.S. Equities Portfolio (formerly ING Capital Guardian Large Cap Value Portfolio), ING JPMorgan Small Cap Equity Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Large Cap Growth Portfolio, and ING UBS U.S. Allocation Portfolio (formerly ING UBS U.S. Balanced Portfolio) (the "Portfolios") were reduced.

          By our execution of this letter agreement, we hereby notify you of our intention to lower the annual investment management fees for the Portfolios with a corresponding reduction (the "Reduction") for the period from April 29, 2005 through and including May 1, 2006. The Reduction shall be calculated as follows:

     Reduction = 50% x (former portfolio management fee - new portfolio management fee)

          The old and new fee schedules to the Portfolio Management Agreements are attached. Please indicate your agreement to this Reduction by executing below in the place indicated.

                                                         Very sincerely,

                                                         /s/ David L. Jacobson
                                                         David L. Jacobson
                                                         Senior Vice President
                                                         Directed Services, Inc.
Agreed and Accepted:
ING Investors Trust
(on behalf of the Portfolios)

By: /s/ Robert S. Naka
    ---------------------------
    Robert S. Naka
    Senior Vice President